                                                                    EXHIBIT 21.1

         Subsidiary                                      Jurisdiction of Organization
         ----------                                      ----------------------------
         MAII Safety Compliance Services, Inc.           Texas
         Medical Alliance Canada, Ltd ("MACL")           Ontario, Canada
         Car Rental Direct, Inc.                         Nevada
         MAII Acquisition, Inc.                          Texas